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                                                    Morgan
                                                    & Company
                                                    Chartered Accountants






                  INDEPENDENT AUDITORS' CONSENT



We consent to the use in the Registration Statement of Commodore Minerals, Inc. on Amendment No. 2 to the Form SB-2 of our Auditors' Report, dated December 18, 2000, on the balance sheet of Commodore Minerals, Inc. as of November 30, 2000, and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period then ended.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.




Vancouver, Canada
                                              /s/ MORGAN & COMPANY

April 19, 2001                                Chartered Accountants


Tel:  (604) 687-5841        Member of           P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075         ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com         International              Vancouver, B.C. V7Y 1A1